Exhibit 32
Rule 13a-14(b)/15d-14(b) and Section 1350 of Title 18 U.S.C.
CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
I, Richard B. Handler, Chief Executive Officer, and I, Teresa S. Gendron, Interim Chief Financial Officer, of Jefferies Group LLC, a Delaware limited liability company (the “Company”), each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Company’s periodic report on Form 10-K/A for the period ended November 30, 2019 (the “Form 10-K/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.
*        *        *

CHIEF EXECUTIVE OFFICER		INTERIM CHIEF FINANCIAL OFFICER

/s/ Richard B. Handler		/s/ Teresa S. Gendron
Richard B. Handler		Teresa S. Gendron

Date:	March 27, 2020	Date:	March 27, 2020
A signed original of this written statement required by Section 906 has been provided to Jefferies Group LLC and will be retained by Jefferies Group LLC and furnished to the Securities and Exchange Commission or its staff upon request.